SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission (as permitted by Rule 14A-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

CURON MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14A-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

CURON MEDICAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2002

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CURON MEDICAL, INC., a Delaware corporation, will be held on Tuesday, May 14, 2002 at 9:00 a.m. local time, at 735 Palomar Avenue, Sunnyvale, California 94085 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect two (2) Class II directors to serve for terms of three years expiring upon the 2005 Annual Meeting of Stockholders or until their successors are elected.

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as our independent accountants for the year ending December 31, 2002.

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 5, 2002 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FO	R THE BOARD OF DIRECTORS

Joh	n W. Morgan
Chief Executive Officer, President and Board Member

Sunnyvale, California
April 12, 2002

YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

CURON MEDICAL, INC.

PROXY STATEMENT FOR THE 2002
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Curon Medical, Inc. (“Curon”), for use at the Annual Meeting of Stockholders to be held Tuesday, May 14, 2002 at 9:00 a.m. local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices at 735 Palomar Avenue, Sunnyvale, CA 94085. Our telephone number at that location is (408) 733-9910.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2001, including financial statements, were first mailed on or about April 12, 2002 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

Stockholders of record at the close of business on April 5, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 19,672,210 shares of our Common Stock were issued and outstanding and held of record by approximately 900 stockholders. The closing price of the our Common Stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $3.74 per share.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Alistair McLaren, Inspector of Elections, Curon Medical, Inc., 735 Palomar Avenue, Sunnyvale, CA 94085, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) appointed for the meeting and will determine whether or not a quorum is present.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class II directors, for the confirmation of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders that are intended to be presented by such stockholders at our 2003 Annual Meeting must be received by us no later than November 30, 2002 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of April 5, 2002, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner	Number of shares outstanding	Options exercisable within 60 days	Number of shares underlying options or warrants	Approximate Percent Owned (1)
Entities affiliated with U.S. Venture Partners (2) Alan L. Kaganov 2180 Sand Hill Road, Suite 300 Menlo Park, CA 94025	2,970,222	—	102,600	15.6%

Entities affiliated with ONSET Ventures (3) Robert F. Kuhling, Jr. 2400 Sand Hill Road Menlo Park, CA 94025	2,900,222	11,050	441,750	17.0%

Excelsior Private Equity Fund II (4) David I. Fann 114 W. 47th Street New York, NY 10036-1532	2,381,088	11,050	76,950	12.5%

Federated Investors 140 East 45th Street 43rd Floor New York, NY 10017	1,650,000	—	—	8.4%

Michael Berman	22,700	56,775	90,000	*

Fred L. Brown	3,000	17,500	40,000	*

Alan L. Kaganov (5) 2180 Sand Hill Road, Suite 300 Menlo Park, CA 94025	108,181	11,050	27,100	*

Robert F. Kuhling, Jr. (6)	2,900,222	11,050	468,850	17.1%

David I. Fann (7)	2,381,088	11,050	104,050	12.6%

Stuart D. Edwards 14601 Roland Canyon Road Corral de Tierra, CA 93908	1,220,000	—	—	6.2%

John W. Morgan	385,500	121,723	190,250	2.9%

Alistair F. McLaren	152,905	31,854	60,188	1.1%

David S. Utley, M.D.	286,820	166,291	233,250	2.7%

John W. Gaiser	182,081	38,131	66,465	1.3%

Carol Chludzinski	90,046	8,750	30,000	*

All executive officers and directors as a group (13 persons)	6,449,467	538,845	1,310,153	40.5%

*	[Less than 1% outstanding common stock]

(1)
Applicable percentage ownership is based on 19,672,210 shares of Common Stock as of April 5, 2002, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

(2)
Includes 2,673,200 shares held by U.S. Venture Partners V, L.P., 148,511 shares held by USVP V International, L.P., 83,166 shares held by 2180 Associates Fund V, L.P., 65,345 shares held by USVP V Entrepreneur Partners, L.P. (collectively, “USVP”).

(3)
Includes 2,400,222 shares held by ONSET Enterprise Associates III, L.P., 485,150 shares held by ONSET IV, L.P., 14,850 shares held by ONSET Entrepreneurs, L.P., 84,100 shares held by ONSET Venture Services Corporation (collectively “ONSET”) and 11,050 shares issuable within 60 days pursuant to options issued to Mr. Kuhling.

(4)	Includes 11,050 shares issuable within 60 days pursuant to options issued to Mr. Fann.

(5)
Excludes 2,970,222 shares and 102,600 warrants held by USVP with whom Mr. Kaganov is associated as a partner. However, Mr. Kaganov neither exercises nor shares voting or dispositive power over the shares held by USVP. Further, Mr. Kaganov disclaims beneficial ownership of the shares held by USVP except to the extent of his pecuniary interest therein arising from his partner relationship with USVP.

(6)
Includes 2,900,222 shares and 384,750 warrants held by ONSET. Mr. Kuhling is a general partner of ONSET and disclaims beneficial ownership of the shares held by ONSET except to the extent of his proportionate partnership interest therein.

(7)
Includes 2,381,088 shares and 76,950 warrants held by Excelsior Private Equity Fund II, Inc. Mr. Fann is President and Chief Executive Officer of Excelsior Private Equity Fund II, Inc. and disclaims beneficial ownership of the shares held by Excelsior Private Equity Fund II, Inc. except to the extent of his proportionate investment interest therein.

Compliance with Section 16(a) Filing Requirements

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms submitted to the SEC during the year ended December 31, 2001 (the “Last Fiscal Year”), we believe that during the year, James L. Goode failed to timely file one Form 3.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director and Nominees for Director

Pursuant to our Amended and Restated Certificate of Incorporation, our Board of Directors currently consists of six persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, two directors in Class II and two directors in Class III. Two Class II directors are to be elected at the Annual Meeting. The Class I and Class III directors will be elected at the 2004 and 2003 Annual Meetings of Stockholders, respectively. Each of the Class II directors elected at the Annual Meeting will hold office until the 2005 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The names of the two Class II nominees for election to the Board of Directors at the Annual Meeting, their ages of the Record Date and certain information about them are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Nominees for Class II Directors
Alan L. Kaganov (1) (2)	63	Partner, U.S. Venture Partners	1998
Robert F. Kuhling, Jr. (2)	53	General Partner, Onset Ventures	1999

Continuing Class I Directors
David I. Fann (1)	38	President, CEO, Excelsior Private Equity	1999
John W. Morgan	42	Chief Executive Officer and President, Curon Medical, Inc.	1999

Continuing Class III Directors
Michael Berman (1)	44	Consultant	2000
Fred L. Brown (2)	61	Former Vice Chairman, BJC Health System	2000

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

There are no family relationships among any of our directors or executive officers.

Directors to be Elected at the Annual Meeting

Alan L. Kaganov.    Dr. Kaganov has served as a director since December 1998. Since July 1996, he has been associated with U.S. Venture Partners, a Menlo Park based venture capital firm, now as a partner. From March 1993 to June 1996, Dr. Kaganov served as Vice President of Business Development and Strategic Planning for Boston Scientific, a large medical device manufacturer. Dr. Kaganov holds Sc.D. and M.S. degrees in Biomedical Engineering from Columbia University, an M.B.A. from New York University, and a B.S. in Mechanical Engineering from Duke University. He also serves as a director of several private companies.

Robert F. Kuhling, Jr.    Mr. Kuhling has served as a director since December 1999. Since February 1987, Mr. Kuhling has been a general partner or managing director of several venture capital partnerships managed by

ONSET Ventures. He also serves as a director of Euphonix, Inc., a publicly-traded professional audio products company, and several private companies. Mr. Kuhling holds an M.B.A. from Harvard Business School and an A.B. in Economics from Hamilton College.

Directors Whose Terms Extend Beyond the Annual Meeting

David I. Fann.    Mr. Fann has served as a director since September 1999. Since March 1997, he has been President and Chief Executive Officer of Excelsior Private Equity Fund II, Inc., a business development company, and, since September 1994, he has also served as President and Chief Executive Officer of UST Private Equity Investors Fund, Inc., a business development company. Since April 1994, Mr. Fann also has been a managing director of U.S. Trust Company of New York. Mr. Fann holds a B.A.S. in Industrial Engineering and Economics from Stanford University.

John W. Morgan.    Mr. Morgan has served as our President and Chief Executive Officer and as a member of our board of directors since November 1999. From October 1997 to October 1999, Mr. Morgan worked as Chief Executive Officer at Epitope Inc., a manufacturer of medical devices and diagnostic products utilizing oral fluid technologies. From October 1996 to October 1997, Mr. Morgan was President of Regent Medical Products Group for London International Group, PLC, a manufacturer of latex medical products. From April 1983 to October 1996, Mr. Morgan worked at Baxter International, a large medical supply and distribution company, in various management positions including President of the Mid-America Regional Company. He holds a B.S. degree in Public Administration and Economics from the University of Arizona.

Michael Berman.    Mr. Berman has served as a director since July 2000 and as Chairman since the end of February 2001. From February 2000 until August 2001, Mr. Berman was Senior Vice President of Boston Scientific/Scimed. From June 1995 until February 2000, Mr. Berman was President and from January to June 1995 he was Vice President of Sales and Marketing of Boston Scientific/Scimed. He serves as a director of several private companies. Mr. Berman holds both an M.B.A. and a B.S. in Industrial and Labor Relations from Cornell University.

Fred L. Brown.    Mr. Brown has served as a director since May 2000. Since June 1993, Mr. Brown has been employed at BJC Health System, a health system comprising over 200 hospitals and healthcare delivery centers, where he first served as President and Chief Executive Officer and, from January 1999 until December 2000, as Vice Chairman. In addition, Mr. Brown is past chairman of the American Hospital Association. He also serves as a director of Quoradx, Inc. (formerly XCare.net), a publicly traded provider of consulting and web development services; and several private companies. Mr. Brown holds an M.B.A. from George Washington University and a B.A. in Psychology from Northwestern University.

Vote Required

The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class II directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board Meetings, Committees and Directors Compensation

Our Board of Directors held a total of 5 meetings during the fiscal year ended December 31, 2001.

The Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee. From time to time, the Board has created various ad hoc committees for special purposes.

The Audit Committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent accountants. This Committee, which currently consists of directors David Fann, Alan Kaganov and Michael Berman, held 4 meetings during 2001.

The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for our executive officers and certain employees. This Committee, which currently consists of directors Alan Kaganov, Robert Kuhling and Fred Brown held 5 meetings during 2001.

The Nominating Committee searches for and recommends new members of the Board. This Committee, which currently consists of directors Mike Berman, Fred Brown and John Morgan, did not hold a meeting during 2001.

Compensation of Directors

Each of our outside directors receives $1,000 for each Board meeting attended in person or by teleconference, excluding committee meetings and special telephonic meetings. Director John Morgan does not receive any compensation in connection with his position as a director. All directors are reimbursed for reasonable expenses in connection with attendance at Board and committee meetings.

In addition, our 2000 Stock Plan provides outside directors with two automatic option grants, including (a) an “initial” share option grant to purchase shares of our Common Stock on the later of the effective date of the 2000 Stock Plan, or the date the outside director first became a director and (b) an “annual” share option grant to purchase shares of our Common Stock, provided the outside director has been a director for at least 6 months on the date of the grant. Each share option grant under the 2000 Stock Plan has an exercise price per share equal to 100% of the fair market value per share of our Common Stock on the date of the grant, and a ten-year term. Each initial share option grant becomes vested and exercisable in four successive and equal, annual installments measured from the date of the option grant. Each annual share option grant becomes vested and exercisable in full on the first anniversary of the option grant date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

CERTAIN TRANSACTIONS

In connection with the issuance of notes in May 2000, warrants were issued to affiliates ONSET Ventures, U.S. Venture Partners and Excelsior Private Equity Fund. ONSET Ventures has warrants to purchase 384,750 shares, U.S. Venture Partners has warrants to purchase 102,600 shares, and Excelsior Private Equity Fund has warrants to purchase 76,950 shares. All of the warrants are exercisable at $4.39 per share.

Robert F. Kuhling is a general partner of ONSET Ventures and beneficially owns 2,900,222 shares of our stock. Mr. Kuhling disclaims beneficial ownership of the shares held by such entity except to his proportionate ownership interest therein. Mr. Morgan has invested $200,000, Mr. Gaiser has invested $200,000 and Dr. Utley has invested $100,000 in a fund managed by ONSET Ventures.

In March 2000, John W. Morgan exercised his option for 370,500 shares of common stock; Alistair F. McLaren exercised his options for 81,938 shares of common stock; David S. Utley exercised his options for 166,250 shares of common stock; Carol Chludzinski exercised her options for 85,500 shares of common stock; John W. Gaiser exercised his options for 144,535 shares of common stock; and Alan L. Kaganov exercised his option for 57,000 shares of common stock. The shares issued or issuable upon exercise are subject to repurchase by us, with such repurchase right lapsing with respect to various amounts depending on the date of grant and vesting schedule. Our right of repurchase lapses in full in the event of our merger with or into another corporation, or the sale of all or substantially all of our assets, in which our stockholders before the transaction own less than 50% of the voting securities of the surviving corporation or its parent following the transaction.

We provide Mr. Morgan with mortgage assistance in the amount of $8,500 per month for four years following the commencement of his employment on November 1, 1999. The loan will be forgiven upon termination of his employment other than for cause or upon death or disability. The loan is due and payable immediately, if he voluntarily terminates employment, by September 22, 2002, or within 6 months of a change in control, unless the acquiring entity assumes the loan. On January 4, 2001, we extended a loan to David S. Utley in the principal amount of $150,000, all of which is currently outstanding. This loan requires interest to be paid at 6% per annum, matures on January 4, 2003 and is secured by 37,500 shares of our Common Stock.

On May 16, 2001, we extended a loan to James L. Goode in the principal amount of $60,000, all of which was repaid in April 2002.

On September 21, 2001, we extended a loan to John Gaiser in the principal amount of $75,000, all of which was repaid in April 2002.

EXECUTIVE OFFICERS

The following table sets forth information as of December 31, 2001 regarding our executive officers:

Name	Age	Position(s)
John W. Morgan	42	President, Chief Executive Officer and Director
Alistair F. McLaren.	61	Chief Financial Officer and Vice President of Finance and Administration
David S. Utley, M.D.	37	Chief Medical Officer
Patrick J. Rimroth	47	Senior Vice President, Operations/Research and Development
James L. Goode	39	Vice President of Sales
Carol A. Chludzinski	47	Vice President of Marketing
John W. Gaiser	44	Vice President of Engineering, Research and Development
Viorica Filimon	44	Vice President of Quality Affairs

John W. Morgan.    Business background supplied above under “Directors Whose Terms Extend Beyond the Meeting.”

Alistair F. McLaren.    Mr. McLaren has served as our Chief Financial Officer and Vice President of Finance and Administration since January 1998. From April 1994 to May 1998, Mr. McLaren was Co-President of NeoCon Associates, Inc., an interim management services company. During his tenure with NeoCon Associates, Inc., Mr. McLaren served at various times as General Manager of Advanced Closure Systems, Inc., a medical device company, Chief Financial Officer and Director of Operations of RITA Medical Systems, Inc., a manufacturer of radiofrequency devices, and President and Chief Operating Officer of Southern Pump and Tank, a construction company, and SPATCO Environmental, Inc. Mr. McLaren is a member of the Institute of Chartered Accountants of Scotland.

David S. Utley, M.D.    Dr. Utley is one of our co-founders. He has served as our Chief Medical Officer since July 1998. From October 1997 to July 1998, Dr. Utley was Medical Director of Somnus Medical Technologies, Inc., a manufacturer of medical devices for treatment of ear, nose and throat disorders. From June 1997 through June 1998, he was a fellow in plastic and reconstructive surgery at Stanford University Medical Center. From June 1992 through June 1997, Dr. Utley was a resident of surgery at Stanford University Medical Center. Dr. Utley currently holds faculty positions at Stanford University Medical Center and the VA Palo Alto Health Care System. He received his M.D. from Harvard Medical School and holds a B.A. in Science/Arts from Pennsylvania State University.

Patrick J. Rimroth.    Mr. Rimroth has served as our Senior Vice President of Operations since September 2001. From November 1995 to September 2001, Mr. Rimroth was Vice President of Operations for Symphonix Devices, Inc., a developer of long-term implantable hearing devices. From June 1994 to October 1995, Mr. Rimroth was Vice President of Research and Development for Camino Neurocare, a medical device company. From December 1998 to June 1994, Mr. Rimroth held multiple research and development management positions with divisions of C.R. Bard, Inc., a medical device company. Mr. Rimroth holds BS degrees in Electrical Engineering and Biology from Purdue University.

James L. Goode.    Mr. Goode has served as our Vice President of Sales since April 2001. From November 1996 to April 2001, Mr. Goode held various sales management positions at Oratec Interventions, Inc., a medical device company utilizing radio-frequency technology. From December 1991 to November 1996, Mr. Goode held various sales management positions in the Endoscopy division of Stryker Corporation, a medical device company. Mr. Goode holds a BS degree in Psychology and Pre-Medical Sciences from the University of Colorado, Boulder.

Carol A. Chludzinski.    Ms. Chludzinski served as our Vice President of Sales & Marketing from February 1999 to April 2001. She now serves as our Vice President of Marketing. From August 1995 to January 1999, Ms. Chludzinski was employed by VidaMed, Inc., a manufacturer of devices for treatment of urologic disorders, where she first served as Vice President of North American Sales and Worldwide Marketing and later as Senior Vice President, where she was responsible for reimbursement activities. From January 1995 to July 1995, Ms. Chludzinski was Director of Sales for Cybex, Inc., a manufacturer of products sold to hospitals and clinics. Ms. Chludzinski holds a B.A. in Liberal Arts from Chestnut Hill College.

John W. Gaiser.    Mr. Gaiser has served as our Vice President of Engineering, Research and Development since May 1998. From August 1991 to January 1998, Mr. Gaiser was Vice President of Research and Development for Medtronic Cardiorhythm Inc., a developer of devices for treatment of cardiac disorders. From May 1986 to July 1991, he was project group leader for Advanced Cardiovascular System Inc., a cardiovascular device company. From February 1981 until May 1986, Mr. Gaiser held senior engineering positions at Baxter International. Mr. Gaiser holds a B.S. in Mechanical Engineering from Purdue University.

Viorica Filimon.    Ms. Filimon has served as our Vice President of Quality Affairs since March 2000 and served as our Director of Quality Affairs from May 1999 to March 2000. From April 1998 to May 1999, Ms. Filimon was Director of Quality Assurance for EndoTex Interventional Systems Inc., an endovascular company. From September 1995 to January 1998, Ms. Filimon served as Quality Engineering Manager for Boston Scientific-Target Therapeutics Inc., a developer and manufacturer of cardiovascular devices. From January 1995 to September 1995, she served as a senior engineer for Toshiba America MRI, a medical imaging company. Ms. Filimon holds an M.S. in Electrical Engineering from Bucharest Polytechnic Institute and is certified by the American Society of Quality as a Certified Reliability Engineer, a Certified Quality Engineer, and a Certified Quality Auditor.

Employment Agreements

In September 1999, we entered into an at-will employment agreement with John W. Morgan whereby we have agreed to provide Mr. Morgan with a lump sum severance payment equal to six months current monthly salary and six months accelerated vesting on any unvested options upon termination of his employment other than for cause. The agreement also provides that, upon Mr. Morgan’s termination other than for cause within 12 months following an acquisition, merger or sale of a majority of our assets, Mr. Morgan’s outstanding stock options will fully and immediately vest. The agreement also provides for mortgage assistance in the amount of $8,500 per month for four years and an annual salary of $250,000. See also “Certain transactions.”

Each of our other named executive officers signed an offer letter before commencing their employment with us. The offer letters set forth each officer’s:

•	position and title,

•	salary and other compensation,

•	health benefits,

•	option grant and vesting schedule, and

•	obligation to abide by confidentiality provisions.

Additionally, each offer letter states that employment with us is at-will and may be terminated by either party at any time with or without notice or cause.

Executive Officer Compensation

Summary Compensation Table.    The following table sets forth information for the years ended December 31, 1999, 2000 and 2001 regarding the compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the “Named Executive Officers”).

Summary Compensation Table

	Year	Annual Compensation		Long-Term Compensation Awards
Name and Principal Position		Salary ($)	Bonus ($)	Securities Underlying Options	All Other Compensation (1)
John W. Morgan (2)	1999	$41,667	$—	555,750	$176,235	(3)
President and Chief Executive Officer	2000	250,000	—	—	—
	2001	265,312	—	—	—

Alistair F. McLaren	1999	165,000	—	57,000	5,400
Chief Financial Officer and Vice President	2000	177,083	—	—	6,000
of Finance and Administration	2001	180,000	—	40,000	6,000

David S. Utley, M.D.	1999	157,500	—	142,500	3,600
Chief Medical Officer	2000	167,500	—	—	3,600
	2001	200,004	—	200,000	3,600

Carol A. Chludzinski (4)	1999	131,250	—	57,000	3,150
Vice President of Sales and Marketing	2000	161,216	—	28,500	3,600
	2001	167,998	—	30,000	3,600

John W. Gaiser	1999	160,000	—	57,000	3,600
Vice President of Engineering,	2000	172,955	—	28,500	3,600
Research and Development	2001	190,985	—	40,000	3,600

(1)	The amounts in this column represent car allowances unless otherwise noted.

(2)	Mr. Morgan joined our company in November 1999 as President and Chief Executive Officer and as a member of our board of directors, at an annual salary of $250,000.

(3)	Consists of a signing bonus and relocation expenses.

(4)	Ms. Chludzinski joined our company in February 1999 as Vice President of Sales and Marketing, at an annual salary of $150,000.

Option Grants in Last Fiscal Year.    The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2001 to each of the Named Executive Officers:

Option Grants in Fiscal 2001

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Sh)	Expiration Date
Name					5%	10%
Alistair F. McLaren	40,000	4%	$3.03	3/20/2011	76,255	193,243
Carol A. Chludzinski	30,000	3%	$3.03	3/20/2011	57,192	144,932
John W. Gaiser	40,000	4%	$3.03	3/20/2011	76,255	193,243
David S. Utley, M.D.	100,000	10%	$4.50	2/26/2011	283,002	717,184
David S. Utley, M.D.	50,000	5%	$4.50	2/26/2011	141,501	358,592
David S. Utley, M.D.	50,000	5%	$3.87	12/17/2011	121,691	308,389

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values.    The following table sets forth the information with respect to stock option exercises during the year ended December 31, 2001, by the Named Executive Officers, and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2001.

Aggregate Option Exercises in Fiscal 2001 and
Year-End Option Values

	Shares Acquired Upon Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At December 31, 2001 (#)(1)			Value of Unexercised In-the-Money Options at December 31, 2001 ($)(2)
Name			Exercisable		Unexercisable	Exercisable	Unexercisable
John W. Morgan	0	0	96,484		88,766	399,139	367,211
Alistair F. McLaren	11,874	52,834	20,562		39,629	65,450	74,587
David S. Utley, M.D.	0	0	149,937	(2)	83,313	131,848	35,119
Carol A. Chludzinski	0	0	5,625		24,375	7,700	33,365
John W. Gaiser	16,285	78,211	23,785		42,680	79,066	87,489

(1)	Includes unvested shares from grants which allow early exercise of unvested shares.

(2)	The fair market value of Curon Medical, Inc.’s Common Stock at the close of business on December 31, 2001, was $4.40.

Board Compensation Committee Report on Executive Compensation

The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors (the “Committee”), comprising three outside directors, is responsible for the administration of our compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

Compensation Philosophy.    Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•	Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

•	Motivate executives to achieve optimum performance for us;

•	Align the financial interest of executives and stockholders through equity-based plans;

•	Provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Program.    The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all of our officers and establishes and reviews general policies relating to compensation and benefits of our employees. The Committee is also responsible for the administration of the 2000 Stock Plan. There are two major components to our executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

1.    Base Salary.    In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to our success.

2.    Long-Term Incentives.    Our 2000 Stock Plan provides for the issuance of stock options to our officers and employees to purchase shares of our Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to our executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of our equity.

2001 Compensation for the Chief Executive Officer

In determining Mr. Morgan’s salary for 2001, the Committee considered competitive compensation data for chairmen and chief executive officers of similar companies within the medical device and biotechnology industry, taking into account Mr. Morgan’s experience and knowledge.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the “Code”). Section 162(m) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received any such compensation in excess of this limit during fiscal year 2001. Grants under the 2000 Stock Plan are not subject to the deduction limitation, including the option grant limitations described below.

Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such person, our 2000 Stock Plan provides that no employee may be granted, in any of our fiscal years, options to purchase more than 1,000,000 shares of Common Stock. In addition, our 2000 Stock Plan provides that in connection with an employee’s initial employment, the employee may be granted an additional 2,000,000 shares of Common Stock.

The foregoing Committee Report shall not be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Re	spectfully submitted,

Ala	n L. Kaganov
Ro	bert F. Kuhling, Jr.
Fre	d L. Brown

Stock Performance Graph

The following graph compares the cumulative total stockholder return on our Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index (“Nasdaq U.S. Index”) and the Hambrecht & Quist Healthcare, Excluding Biotechnology index (“H&Q Healthcare Index”) for the period beginning on September 22, 2000, our first day of trading after its initial public offering, and ending on December 31, 2001.

*
The graph assumes that $100 was invested on September 22, 2000 in our Common Stock, the Nasdaq U.S. Index and the H&Q Healthcare Index, and that all dividends were reinvested. No dividends have been declared or paid on the our Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance. This graph was prepared by Media General Financial Services.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2002, and recommends that stockholders vote “FOR” ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

The Audit Committee of the Board of Directors met four times during the 2001 fiscal year with representatives of the independent accountants to discuss and review various matters as contemplated by the Audit Committee Charter.

Fees billed to us by PricewaterhouseCoopers LLP during Fiscal 2001

Audit Fees:

Audit fees billed us by PricewaterhouseCoopers LLP during our 2001 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $170,793.

Financial Information Systems Design and Implementation Fees:

We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees:

Fees billed to us by PricewaterhouseCoopers LLP during our 2001 fiscal year for all other non-audit services rendered to us, including tax related services totaled $19,250.

Audit Committee Report

The Board of Directors has adopted a written charter for the Audit Committee. The purposes of the Audit Committee are set forth in the Audit Committee Charter. The role of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting process.

As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our financial reporting process and internal control systems and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also considered whether the provision by the independent accountants of non-audit services to us is compatible with maintaining the independent accountants’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants, the independent accountant’s independence.

The members of the Audit Committees are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of accountant independence. Members of the Audit Committees rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committees’ oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committees’ considerations and discussions referred to above do not assure that the audits of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our accountants are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report to stockholders for the most recent fiscal period.

Re	spectfully submitted,

Mi	chael Berman
Da	vid Fann
Ala	n Kaganov

PricewaterhouseCoopers LLP has audited our financial statements annually since our inception in 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Sunnyvale, California
April 12, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               CURON MEDICAL, INC.

                      2002 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Curon Medical, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and
Proxy Statement each dated April 12, 2002 and hereby appoints John W. Morgan and
Alistair F. McLaren or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2002 Annual Meeting of Stockholders of Curon
Medical, Inc. to be held on May 14, 2002 at 9:00 a.m., local time, at 735
Palomar Avenue, Sunnyvale, CA 94085 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

                                                                SEE REVERSE SIDE

                          / \ FOLD AND DETACH HERE / \

HARDING & HEAL, INC. PROOF #1 4/9/02 CUST. RR DONNELLEY FILE NAME 3576 (CM) CURON MEDICAL PROXY

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                                                                                                Please mark
                                                                                                your votes      [X]
                                                                                                as indicated

                                      FOR    WITHHOLD                                                         FOR   AGAINST  ABSTAIN
1. Election of Class II Directors     [ ]      [ ]           2. Proposal to ratify the appointment of         [ ]     [ ]      [ ]
                                                                PricewaterhouseCoopers LLP as independent
   NOMINEES: ALAN L. KAGANOV                                    auditors of the Company for the fiscal
             ROBERT F. KUHLING, JR.                             year ending December 31, 2002.

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY          THIS PROXY WILL BE VOTED AS DIRECTED OR, IN NO CONTRARY DIRECTION IS
NOMINEE BY STRIKING OUT THE INDIVIDUAL'S NAME ABOVE.            INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE
                                                                NOMINATED CLASS II DIRECTORS; (2) FOR THE RATIFICATION OF THE
                                                                APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS,
                                                                AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY
                                                                COME BEFORE THE MEETING.

                                                                PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS
                                                                REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN.
                                                                EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT
                                                                SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE
                                                                FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN,
                                                                STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN
                                                                PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                                               PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN
                                                                               THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID
                                                                               IF MAILED IN THE UNITED STATES.

SIGNATURE(S)                                        SIGNATURE(S)                                        DATE:                  ,2002
            ---------------------------------------             ---------------------------------------      ------------------
NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

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                                                       FOLD AND DETACH HERE